Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND
FISCAL YEAR 2022 RESULTS
Strong Demand and Outstanding Execution by our Team

GREENVILLE, SC -- August 23, 2022 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the fourth quarter and fiscal year ended June 30, 2022. All results in this release reflect continuing operations only unless otherwise noted.

	Fourth Quarter Summary			Fiscal Year Summary
	Q4 FY22	Q4 FY21	Change	FY22	FY21	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$962,283	$852,694	12.9%	$3,529,935	$3,150,806	12.0%
Gross profit	$110,792	$95,778	15.7%	$426,524	$350,716	21.6%
Gross profit margin %	11.51%	11.23%	28bp	12.08%	11.13%	95bp
Operating income	$27,424	$23,283	17.8%	$122,167	$61,483	98.7%
GAAP net income	$19,947	$20,657	-3.4%	$88,698	$45,389	95.4%
GAAP diluted EPS	$0.78	$0.80	-2.5%	$3.44	$1.78	93.3%
Select Non-GAAP measures:
Adjusted EBITDA	$38,672	$35,299	9.6%	$166,723	$117,949	41.4%
Adjusted EBITDA margin %	4.02%	4.14%	-12bp	4.72%	3.74%	98bp
Non-GAAP net income	$23,266	$24,522	-5.1%	$102,140	$69,868	46.2%
Non-GAAP diluted EPS	$0.91	$0.96	-5.2%	$3.97	$2.74	44.9%

"Our exceptional fiscal year 2022 results demonstrate the success of the new ScanSource and faster growth of our recurring revenue," said Mike Baur, Chairman and CEO, ScanSource, Inc. "Our hybrid distribution strategy of devices and digital is winning, as evidenced by our 12% net sales growth. We exceeded our full-year 2022 outlook for net sales growth and achieved record adjusted EBITDA."

Quarterly Results
Net sales for the fourth quarter of fiscal year 2022 totaled $962.3 million, up 12.9% year-over-year, or 12.2% year-over-year for organic growth, with strong demand in both segments. Fourth quarter fiscal year 2022 net sales in the Specialty Technology Solutions segment increased 12.6% year-over-year, or 12.4% year-over-year for organic growth, to $580.6 million, driven by broad-based demand across technologies and execution by our people. Fourth quarter fiscal year 2022 net sales in Modern Communications & Cloud increased 13.2% year-over-year, or 11.9% year-over-year for organic growth, to $381.7 million, primarily due to increased demand across our communications solutions.

Gross profit for the fourth quarter of fiscal year 2022 totaled $110.8 million, up 15.7% year-over-year. The increase is primarily due to higher sales volume and higher vendor program recognition compared to the prior-year quarter. Gross profit margin increased to 11.51% for the fourth quarter of fiscal year 2022, up from 11.23% in the prior-year quarter.

Exhibit 99.1

For the fourth quarter of fiscal year 2022, operating income increased to $27.4 million from $23.3 million in the prior-year quarter. Fourth quarter fiscal year 2022 non-GAAP operating income increased to $31.9 million for a 3.31% non-GAAP operating income margin, compared to $28.4 million and a 3.33% non-GAAP operating margin for the prior-year quarter.

On a GAAP basis, net income for the fourth quarter of fiscal year 2022 totaled $19.9 million, or $0.78 per diluted share, compared to net income of $20.7 million, or $0.80 per diluted share, for the prior-year quarter. Fourth quarter fiscal year 2022 non-GAAP net income totaled $23.3 million, or $0.91 per diluted share. These results compare to fourth quarter fiscal year 2021 non-GAAP net income of $24.5 million, or $0.96 per diluted share, which includes a $0.19 benefit from discrete tax items.

Adjusted EBITDA for the fourth quarter of fiscal year 2022 increased 9.6% to $38.7 million, or 4.02% of net sales, compared to $35.3 million, or 4.14%, of net sales in the prior-year quarter. Adjusted return on invested capital totaled 14.9% for fourth quarter fiscal year 2022, compared to 16.0% in the prior-year quarter, primarily from increased average invested capital for the current year quarter.

Full-Year Results

For fiscal year 2022, net sales increased 12.0% to $3.5 billion, or a 11.8% year-over-year increase on an organic basis. Fiscal year 2022 net sales in the Specialty Technology Solutions segment increased 14.7% year-over-year, or 14.6% year-over-year for organic growth, to $2.1 billion, driven by broad-based demand across technologies and execution by our people. Fiscal year 2022 net sales in the Modern Communications & Cloud segment increased 8.4% year-over-year, or 7.9% year-over-year for organic growth, to $1.4 billion, primarily due to increased demand across our communications solutions.

Gross profit for the fiscal year 2022 totaled $426.5 million, up 21.6% year-over-year. The increase is primarily due to higher sales volume and higher vendor program recognition compared to the prior year. Gross profit margin increased to 12.1%, up from 11.1% in the prior-year.

For the fiscal year ended June 30, 2022, operating income increased to $122.2 million from $61.5 million in the prior-year. Fiscal year 2022 non-GAAP operating income increased to $140.1 million for a 4.0% non-GAAP operating margin, up from $93.1 million and a 3.0% non-GAAP operating margin for the prior-year.

On a GAAP basis, net income for the fiscal year ended June 30, 2022 totaled $88.7 million, or $3.44 per diluted share, compared to net income of $45.4 million, or $1.78 per diluted share for the prior-year. Fiscal year 2022 non-GAAP net income totaled $102.1 million, or $3.97 per diluted share, compared to $69.9 million, or $2.74 per diluted share for the prior-year.

Adjusted EBITDA for the fiscal year ended June 30, 2022 increased to $166.7 million, or 4.7% of net sales, compared to $117.9 million, or 3.7% of net sales for the prior-year, primarily due to higher gross profits. Adjusted return on invested capital increased to 17.0% for the fiscal year, compared to 12.6% the prior year, driven by higher profitability.

Annual Financial Outlook for Fiscal Year 2023

The following guidance is based on ScanSource's current expectations for the full fiscal year ended June 30, 2023.

FY23 Annual Outlook
Net sales growth, year-over-year	At least 5.5%
Adjusted EBITDA (non-GAAP)	At least $174 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 4:15 p.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, August 23, 2022, at 5:00 p.m.

Exhibit 99.1

ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY23 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, supply chain challenges, the failure to manage and implement the Company's organic growth strategy, economic weakness and inflation, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2022, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, and restructuring costs. Effective with the first quarter of fiscal year 2022, non-cash share-based compensation expense is also added back in calculating Adjusted EBITDA. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for partners across hardware, SaaS, connectivity and cloud. ScanSource enables partners to deliver solutions for their customers to address changing end-user buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2022 Best Places to Work in South Carolina and on FORTUNE magazine’s 2022 List of World’s Most Admired Companies. ScanSource ranks #773 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2022	June 30, 2021*
Assets
Current assets:
Cash and cash equivalents	$37,987	$62,718
Accounts receivable, less allowance of $16,806 at June 30, 2022 and $19,341 at June 30, 2021	729,442	568,984
Inventories	614,814	470,081
Prepaid expenses and other current assets	141,562	117,860
Total current assets	1,523,805	1,219,643
Property and equipment, net	37,477	42,836
Goodwill	214,435	218,877
Identifiable intangible assets, net	84,427	104,860
Deferred income taxes	15,668	21,853
Other non-current assets	61,616	63,615
Total assets	$1,937,428	$1,671,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$714,177	$634,805
Accrued expenses and other current liabilities	88,455	87,790
Income taxes payable	34	2,501
Current portion of long-term debt	11,598	7,843
Total current liabilities	814,264	732,939
Deferred income taxes	3,144	3,954
Long-term debt, net of current portion	123,733	135,331
Borrowings under revolving credit facility	135,839	—
Other long-term liabilities	53,920	68,269
Total liabilities	1,130,900	940,493
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,187,351 and 25,499,465 shares issued and outstanding at June 30, 2022 and June 30, 2021, respectively	64,297	71,253
Retained earnings	846,869	758,071
Accumulated other comprehensive loss	(104,638)	(98,133)
Total shareholders’ equity	806,528	731,191
Total liabilities and shareholders’ equity	$1,937,428	$1,671,684

*Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2022	2021	2022	2021
Net sales	$962,283	$852,694	$3,529,935	$3,150,806
Cost of goods sold	851,491	756,916	3,103,411	2,800,090
Gross profit	110,792	95,778	426,524	350,716
Selling, general and administrative expenses	75,905	64,758	275,442	247,438
Depreciation expense	3,023	2,898	11,062	12,533
Intangible amortization expense	4,440	4,893	17,853	19,488
Restructuring and other charges	—	(54)	—	9,258
Change in fair value of contingent consideration	—	—	—	516
Operating income	27,424	23,283	122,167	61,483
Interest expense	1,886	1,643	6,523	6,929
Interest income	(1,360)	(1,341)	(4,333)	(3,097)
Other (income) expense, net	684	(65)	1,354	116
Income before income taxes	26,214	23,046	118,623	57,535
Provision for income taxes	6,267	2,389	29,925	12,146
Net income from continuing operations	19,947	20,657	88,698	45,389
Net income (loss) from discontinued operations	—	3,053	100	(34,594)
Net income	$19,947	$23,710	$88,798	$10,795

Per share data:
Net income from continuing operations per common share, basic	$0.79	$0.81	$3.48	$1.79
Net income (loss) from discontinued operations per common share, basic	—	0.12	—	(1.36)
Net income per common share, basic	$0.79	$0.93	$3.48	$0.42
Weighted-average shares outstanding, basic	25,286	25,482	25,504	25,423

Net income from continuing operations per common share, diluted	$0.78	$0.80	$3.44	$1.78
Net income (loss) from discontinued operations per common share, diluted	—	0.12	—	(1.36)
Net income per common share, diluted	$0.78	$0.92	$3.45	$0.42
Weighted-average shares outstanding, diluted	25,584	25,664	25,758	25,518

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended June 30,		Fiscal year ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$19,947	$23,710	$88,798	$10,795
Net income (loss) from discontinued operations	—	3,053	100	(34,594)
Net income from continuing operations	19,947	20,657	88,698	45,389
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	7,701	8,090	29,884	33,507
Amortization of debt issue costs	104	104	417	417
Provision for doubtful accounts	1,357	112	1,514	338
Share-based compensation	2,872	2,328	11,663	8,039
Deferred income taxes	3,742	2,941	5,737	2,916
Change in fair value of contingent consideration	—	—	—	516
Contingent consideration payments excess	—	—	—	(5,457)
Finance lease interest	1	23	34	119
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(98,535)	(50,204)	(165,939)	(118,859)
Inventories	(27,613)	(6,394)	(145,962)	(12,301)
Prepaid expenses and other assets	(12,369)	(17,111)	(27,371)	(18,753)
Other non-current assets	3,914	7,102	1,123	9,948
Accounts payable	15,434	105,511	82,969	175,120
Accrued expenses and other liabilities	7,876	(8,928)	(4,869)	(493)
Income taxes payable	(3,115)	(2,886)	(2,252)	(3,679)
Net cash (used in) provided by operating activities of continuing operations	(78,684)	61,345	(124,354)	116,767
Cash flows from investing activities of continuing operations:
Capital expenditures	(3,523)	(80)	(6,849)	(2,363)
Cash received for business disposal	—	—	3,125	34,356
Net cash (used in) provided by investing activities of continuing operations	(3,523)	(80)	(3,724)	31,993
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	572,139	395,215	2,166,409	1,881,679
Repayments on revolving credit, net of expenses	(480,593)	(449,017)	(2,030,569)	(1,949,392)
Repayments on long-term debt, net	(1,875)	(1,875)	(7,843)	(7,839)
Repayments of finance lease obligations	(306)	(320)	(1,238)	(1,294)
Contingent consideration payments	—	—	—	(41,393)
Exercise of stock options	712	12	2,304	451
Taxes paid on settlement of equity awards	(26)	—	(2,754)	(1,036)
Common stock repurchased	(9,676)	—	(18,203)	—
Net cash provided by (used in) financing activities of continuing operations	80,375	(55,985)	108,106	(118,824)

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	—	2,469	—	24,173
Net cash flows used in investing activities of discontinued operations	—	—	—	(58)
Net cash flows used in financing activities of discontinued operations	—	—	—	(29,494)
Net cash flows used in discontinued operations	—	2,469	—	(5,379)
Effect of exchange rate changes on cash and cash equivalents	(3,720)	5,648	(4,759)	3,706
(Decrease) Increase in cash and cash equivalents	(5,552)	13,397	(24,731)	28,263
Consolidated cash and cash equivalents at beginning of period	43,539	49,321	62,718	34,455
Consolidated cash and cash equivalents at end of period	37,987	62,718	37,987	62,718
Cash and cash equivalents of discontinued operations	—	—	—	—
Cash and cash equivalents of continuing operations	$37,987	$62,718	$37,987	$62,718

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Fiscal year ended June 30,
	2022	2021	2022	2021
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	14.9%	16.0%	17.0%	12.6%

Reconciliation of Net Income to Adjusted EBITDA:
Net income from continuing operations (GAAP)	$19,947	$20,657	$88,698	$45,389
Plus: Interest expense	1,886	1,643	6,523	6,929
Plus: Income taxes	6,267	2,389	29,925	12,146
Plus: Depreciation and amortization	7,700	8,090	29,884	33,507
EBITDA (non-GAAP)	35,800	32,779	155,030	97,971
Plus: Share-based compensation	2,872	2,328	11,663	8,039
Plus: Acquisition and divestiture costs(b)	—	246	30	2,376
Plus: Restructuring costs	—	(54)	—	9,047
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$38,672	$35,299	$166,723	$117,949

Invested Capital Calculations:
Equity – beginning of the quarter	$806,654	$690,575	$731,191	$678,246
Equity – end of the quarter	806,528	731,191	806,528	731,191
Plus: Share-based compensation, net	2,134	1,912
Plus: Acquisition and divestiture costs(b)	—	207	30	2,337
Plus: Restructuring, net	—	(40)	—	6,840
Plus: Discontinued operations net (income) loss	—	(3,053)	(100)	34,594
Average equity	807,658	710,396	773,179	729,825
Average funded debt (c)	233,445	177,074	209,114	202,869
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,041,103	$887,470	$982,293	$932,694

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 90 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2022	2021	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$580,619	$515,445	12.6%
Foreign exchange impact (a)	(1,338)	—
Non-GAAP net sales, constant currency	$579,281	$515,445	12.4%

Modern Communications & Cloud:
Net sales, reported	$381,664	$337,249	13.2%
Foreign exchange impact (a)	(4,447)	—
Non-GAAP net sales, constant currency	$377,217	$337,249	11.9%

Consolidated:
Net sales, reported	$962,283	$852,694	12.9%
Foreign exchange impact (a)	(5,785)	—
Non-GAAP net sales, constant currency	$956,498	$852,694	12.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2021.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Fiscal year ended June 30,
	2022	2021	% Change
Specialty Technology Solutions	(in thousands)
Net sales, reported	$2,082,321	$1,815,933	14.7%
Foreign exchange impact (a)	(1,710)	—
Non-GAAP net sales, constant currency	$2,080,611	$1,815,933	14.6%

Modern Communications & Cloud
Net sales, reported	$1,447,614	$1,334,873	8.4%
Foreign exchange impact (a)	(7,115)	—
Non-GAAP net sales, constant currency	$1,440,499	$1,334,873	7.9%

Consolidated:
Net sales, reported	$3,529,935	$3,150,806	12.0%
Foreign exchange impact (a)	(8,825)	—
Non-GAAP net sales, constant currency	$3,521,110	$3,150,806	11.8%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2022 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2021.

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2022	2021	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$865,737	$771,403	12.2%

International:
Net sales, reported	$96,546	$81,291	18.8%
Foreign exchange impact(a)	(5,785)	—
Non-GAAP net sales, constant currency	$90,761	$81,291	11.6%

Consolidated:
Net sales, reported	$962,283	$852,694	12.9%
Foreign exchange impact(a)	(5,785)	—
Non-GAAP net sales, constant currency	$956,498	$852,694	12.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2021.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Fiscal year ended June 30,
	2022	2021	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$3,173,694	$2,840,731	11.7%

International:
Net sales, reported	$356,241	$310,075	14.9%
Foreign exchange impact(a)	(8,825)	—
Non-GAAP net sales, constant currency	$347,416	$310,075	12.0%

Consolidated:
Net sales, reported	$3,529,935	$3,150,806	12.0%
Foreign exchange impact(a)	(8,825)	—
Non-GAAP net sales, constant currency	$3,521,110	$3,150,806	11.8%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2022 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2021.

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

	Quarter ended June 30, 2022
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$75,905	$—	$—	$—	$75,905
Operating income	27,424	4,440	—	—	31,864
Net income	19,947	3,319	—	—	23,266
Diluted EPS	$0.78	$0.13	$—	$—	$0.91

	Quarter ended June 30, 2021
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$64,758	$—	$(246)	$—	$64,512
Operating income	23,283	4,893	246	(54)	28,368
Net income	20,657	3,698	207	(40)	24,522
Diluted EPS	$0.80	$0.14	$0.01	$—	$0.96

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

	Year ended June 30, 2022
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$275,442	$—	$—	$(30)	$—	$275,412
Operating income	122,167	17,853	—	30	—	140,050
Net income	88,698	13,412	—	30	—	102,140
Diluted EPS	$3.44	$0.52	$—	$—	$—	$3.97

	Year ended June 30, 2021
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$247,438	$—	$—	$(2,376)	$—	$245,062
Operating income	61,483	19,488	516	2,376	9,258	93,121
Net income	45,389	14,753	390	2,337	6,999	69,868
Diluted EPS	$1.78	$0.58	$0.02	$0.09	$0.27	$2.74

ScanSource Reports Fourth Quarter and Fiscal Year 2022 Results

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2023:

FY23 Outlook
GAAP, Operating income	At least $132 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$12 million
Interest income and other income (expense), net	$1 million
Adjusted EBITDA (non-GAAP)	At least $174 million